                                   SCHEDULE A

                         SHAREHOLDERS SERVICES AGREEMENT

                              COMPENSATION SCHEDULE

                      DELAWARE INVESTMENTS FAMILY OF FUNDS

                         EFFECTIVE AS OF April 20, 2000


1. Delaware Service Company, Inc. ("DSC") will determine and report to the Fund, at least annually, the compensation for services to be provided to the Fund for DSC's forthcoming fiscal year or period.

2. In determining such compensation, DSC will fix and report a fee to be charged per account and/or transaction, as may be applicable, for services provided. DSC will bill, and the Fund will pay, such compensation monthly.

3. Except as otherwise provided in paragraphs 4 and 5 below, the charge consists of two charges for all the Funds in the Delaware Investments Family, an annual charge and a per transaction charge for each account on the transfer agent's records and each account on an automated retirement processing system. These charges are as follows:


              A.       ANNUAL CHARGE
                       Daily Dividend Funds                        $11.00           Per Annum
                       Other Funds                                 $5.50            Per Annum



                       Merrill Lynch - Omnibus Accounts

                            Regular Accounts                       $16.00           Per Annum
                            Accounts with a Contingent
                            Deferred Sales Charge                  $19.00           Per Annum



                       Networked Accounts                          $3.00 - $6.00    Per Annum


                                   SCHEDULE A

                         SHAREHOLDERS SERVICES AGREEMENT

                              COMPENSATION SCHEDULE

                      DELAWARE INVESTMENTS FAMILY OF FUNDS

                                    CONTINUED

              B.       TRANSACTION CHARGE

                       Transaction                                                  Charge
                       -----------                                                  ------

                       1.       Dividend Payment                                    $0.25

                       2.       New Account                                         $6.00

                       3.       Purchase:

                                a.      Wire                                        $8.00
                                b.      Automated                                   $1.50
                                c.      Other                                       $2.60

                       4.       Transfer                                            $8.00

                       5.       Certificate Issuance                                $4.00

                       6.       Liquidations

                                a.      Wires                                      $12.25
                                b.      Drafts                                      $0.75
                                c.      Money Market Regular                        $4.50
                                d.      Other Regular                               $4.50

                       7.       Exchanges

                                a.      Dividend Exchanges                          $3.00
                                b.      Other                                      $10.00


4. DSC's compensation for providing services to the Series of Delaware Group Premium Fund (the "Premium Fund") will be 0.01% of average daily net assets per Series annually. DSC will bill, and the Premium Fund will pay, such compensation monthly.

5. DSC's compensation for providing services to the Portfolios of Delaware Pooled Trust (the "Trust") (other than The Real Estate Investment Trust Portfolio) will be 0.01% of average daily net assets per Portfolio annually. DSC will bill, and the Trust will pay, such compensation monthly. Notwithstanding anything in this paragraph to the contrary, DSC's compensation for The Real Estate Investment Trust Portfolio will be as set forth in paragraphs 1-3 above.


AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.




By:      /s/ Douglas L. Anderson
   -----------------------------------------
     Name:  Douglas L. Anderson
     Title: Senior Vice President



Delaware Group Equity Funds II for its
         Delaware Blue Chip Fund
         Delaware Decatur Equity Income Fund
         Delaware Diversified Value Fund
         Delaware Growth and Income Fund
         Delaware Social Awareness Fund



By:      /s/ David K. Downes
   -----------------------------------------
     Name:  David K. Downes
     Title: President